Exhibit 10.1

Bank of America, N.A.
[Missing Graphic Reference]

August 22, 2011

Mr. John Parry, Vice President-Finance
Air T, Inc.
CSA Air, Inc.
Mountain Air Cargo, Inc.
MAC Aviation Services LLC
Global Ground Support, LLC
Global Aviation Services, LLC

3524 Airport Road

Maiden, NC 28650-9056

RE: Commercial Loan No. 01-0000892017-471/489/497/505

Dear Mr. Parry,

Bank of America, N.A. (the “Bank”) is pleased to renew the availability period for your companies above referenced $7,000,000.00 Revolving Line of Credit documented by Facility No. 1 of the Loan Agreement dated September 18, 2007 (including any previous amendments, the "Agreement").

Effective as of the current Expiration Date of August 31, 2012 the availability period shall be extended and shall expire on the new Expiration Date of August 31, 2013.  All other terms and conditions of the Agreement shall remain in full force and effect.

I also want to take this opportunity to thank you for your business. I believe we can continue to provide your company with the same high level of customer service and expertise.

If you have any questions, please contact your Client Manager, Alan Stephens at (980) 386-1125.

Bank of America, N.A.

/s/ Cindy Stringfield
Cindy Stringfield
Assistant Vice President
Documentation Administrator III